EXHIBIT 10.62


                                [JDEDWARDS LOGO]

                           Software License Agreement

                                       for

                                 SIMMONS COMPANY


                                    250 USERS



                       [WORLD SOFTWARE ARCHITECTURE LOGO]

[JDEDWARDS LOGO]                                      8055 E. Tufts Avenue
                                                      Denver, Colorado 80237

                           MEMORANDUM OF UNDERSTANDING

Customer:      Simmons Company                                      A/B #2026418
Address:       One Concourse Parkway, N.E., Suite 600
               Atlanta, Georgia  30328-5369

This Memorandum of Understanding ("Memorandum") is by and between Customer and J.D. Edwards & Company, a Colorado corporation, ("JDE").

The parties to this Memorandum understand and acknowledge that the documents indicated below, which are attached hereto, comprise the entire transaction of the parties.

(Please mark each document included.)

/x/  Software License
     Agreement              Software License Fees      $     874,261.50
                                                          ---------------
     / /  Attachment A      Software License Fees      $
                                                          ---------------
     / /  Attachment B      Software License Fees      $
                                                          ---------------
     / /  Attachment C      Software License Fees      $
                                                          ---------------
     /x/  Attachment E

     /x/  Amendment or Addendum

     / /  ___________

     / /  ___________

/x/  Software Services      Software Services Fees     $      26,000.00
     Agreement                                            ---------------
                            Software Services Fees     $
     / /  Attachment S                                    ---------------

     / /  Engagement Letter

     /x/  Addendum &
          ----------
          Exhibit 2
          ---------

/x/  Software Update        Software Update Fees       $     161,959.50
     Agreement                                            ---------------
                            Prepaid Software Update    $
     / /  Attachment U      Fees                          ---------------

     /x/  Addendum
          --------


/x/  Non-Disclosure
     Agreement

     /x/  Addendum
          --------
     /x/  Exhibit
          -------


/ /  Sizing Letter



/ /  _____________

                            TOTAL                      $     1,062,221.00
                                                          ---------------

Accepted by J.D. Edwards & Company and     By execution, signer certifies that
effective as of ____________________,      signer is duly authorized to execute
19__.                                      this Agreement on behalf of Customer

J.D. EDWARDS & COMPANY                     CUSTOMER

By:__________________________________      By:/s/ J.C. Daiker
   (Authorized Signature)                     ----------------------
                                              (Authorized Signature)

   __________________________________
   (Print or Type Name)
                                                  J.C. Daiker
                                              ----------------------
   __________________________________         (Print or Type Name)
   (Title)

                                                  Exec. V.P.- C.F.O.
                                              ----------------------
                                              (Title)

[JDEDWARDS LOGO]                                      8055 E. Tufts Avenue
                                                      Denver, Colorado 80237

                              SOFTWARE LICENSE AGREEMENT

Customer:      Simmons Company                                      A/B #2026418
Address:       One Concourse Parkway, N.E., Suite 600
               Atlanta, Georgia  30328-5369

LICENSE GRANT - J.D. Edwards & Company ("JDE") grants to Customer, a ______ / / corporation / / _______________, and Customer accepts, subject to the terms and conditions set out in this Software License Agreement ("Agreement"), a non-exclusive and non-transferable perpetual limited license to use ("License") the Licensed Products indicated below:


Designated Processor:  IBM AS/400tm Model: ________ Serial Number: __________         250 Users
Licensed Products (1)  (Please mark Software Applications selected):




                 Software Applications           Prerequisites (2)                   License Fee
 /x/  1.  WorldCASE/Foundation Environment(3)                                     $    65,300.00
                                                                                       ---------
 /x/  2.  WorldCASE/Development Environment(4)           1                             65,300.00
                                                                                       ---------
 / /  3.  Distributed Data Processing                    1                             ---------
 / /  4.  WorldPrint (5,6)                               1                             ---------
 / /  5.  WorldVision (5,7)                              1                             ---------

 /x/  10.  Accounts Receivable                           1,12                          49,000.00
                                                                                       ---------
 /x/  11.  Accounts Payable                              1,12                          49,000.00
                                                                                       ---------
 /x/  12.  General Ledger & Basic Financials             1                            130,200.00
                                                                                       ---------
 /x/  13.  Financial Report Writer (FASTR)               1,12                          32,500.00
                                                                                       ---------
 /x/  14.  Financial Modeling, Budgeting &
              Allocations                                1,12                          49,000.00
 / /  15.  Cash Basis Accounting                         1,12                          ---------
 / /  16.  Currency Conversion                           1,12                          ---------
 / /  17.  Fixed Assets                                  1,12                          ---------
 / /  18.  Job Cost Accounting                           1,12                          ---------

 / /  20.  Payroll(8)                                    1,21                          ---------
 / /  21.  Labor Distribution                            1                             ---------
 / /  22.  Human Resources Management                    1,21                          ---------

 /x/  30.  Inventory Management                          1                             97,700.00
                                                                                       ---------
 /x/  31.  Purchase Order Processing (9)                 1,11,12,30                    49,000.00
                                                                                       ---------
 /x/  32.  Sales Order Management                        1,30                          97,700.00
                                                                                       ---------
 / /  33.  Basic Equipment Maintenance (10)              1,12,17,21,64                 ---------
 / /  34.  Advanced Warehouse Management                 1,30                          ---------
 / /  35.  Configuration Management                      1,30,32                       ---------
 /x/  36.  Forecasting                                   1,30,32                       32,500.00
                                                                                       ---------
 /x/  37.  Electronic Commerce (5,11)                    1                             86,400.00
                                                                                       ---------

 /x/  50.  Product Data Management                       1,30                          97,700.00
                                                                                       ---------
 /x/  51.  Shop Floor Control                            1,30,50                       97,700.00
                                                                                       ---------
 /x/  52.  Requirements Planning(12)                     1,30,31,50,51,53              97,700.00
                                                                                       ---------
 /x/  53.  Enterprise Facilities Planning                1,30,31,32,50,51,52           49,000.00
                                                                                       ---------
 / /  54.  Capacity Requirements Planning                1,30,31,50,51,52              ---------

 / /  60.  Contract Management                           1,12                          ---------
 / /  61.  Contract Billing                              1,10,12,21,64,65              ---------
 / /  62.  Project Change Management                     1,12,18                       ---------
 / /  63.  Property Management                           1,10,11,12                    ---------
 / /  64.  Work Orders                                   1,12                          ---------
 / /  65.  Service Billing                               1,10,12,21,64                 ---------
 /x/  ADVANCED PRICING                                   ________                      49,000.00
      -------------------                                                              ---------

 (Notes are on Second Page)                              Base Software License    $ 1,194,700.00
                                                         Fee
                                                         Additional CPU Fee
                                                         (Development)                  5,000.00
                                                                                       ---------

                                                         Software License Fee     $ 1,199,700.00
                                                         Total
                                                         Less Premenos Credit         (20,000.00)
                                                         Less Sales Incentive        (354,925.00)
                                                                                     -----------

                                                         Total Software License   $  824,775.00
                                                         Fee
                                                         Taxes @ 6%                   49,486.50
                                                         Total                    $  874,261.50
                                                                                     -----------


This Agreement, including its terms and conditions, is the complete and entire understanding of the parties unless otherwise stated hereon. THIS AGREEMENT SHALL NOT BE EFFECTIVE UNTIL EXECUTED BY CUSTOMER AND ACCEPTED BY AN AUTHORIZED REPRESENTATIVE OF JDE AT ITS PRINCIPAL PLACE OF BUSINESS.

Accepted by J.D. Edwards & Company      By execution, signer certifies that
and effective as of                     signer is authorized to execute this
                                        Agreement on behalf of Customer.
                , 19   .
- ----------------    ---
J.D. EDWARDS & COMPANY                  CUSTOMER

By:                                     By:/s/ J.C. Daiker
   ---------------------------------       ------------------------------------
       (Authorized Signature)                     (Authorized Signature)

                                               J.C. DAIKER
   ---------------------------------       ------------------------------------
       (Print or Type Name)                       (Print or Type Name)

                                               Exec. V.P.- CFO
   ---------------------------------       ------------------------------------
       (Title)                                    (Title)

/ /  JDE Initials                                      / / Customer Initials


                                    Page 1/4

                           SOFTWARE LICENSE AGREEMENT

                              Terms and Conditions

1.  LICENSE USE  The Licensed Products are to be used by Customer on a single
    -----------
serial-numbered computer processing unit. The Licensed Products are not to be copied by Customer or used by others without the written permission of JDE except for Customer's production, backup, archival, and disaster recovery purposes. The Licensed Products may be used only by Customer and entities under common control and ownership with Customer, but not for commercial timesharing or service bureau or other rental or sharing arrangements. The Licensed Products may be used only in the country in which they are first installed and may only be moved to another country with the prior written permission of JDE.

2.  LIMITED WARRANTY (A) JDE warrants to Customer that it has full power and
    ----------------
authority to grant this License. JDE further warrants that for a period of six (6) months following the date of this License, the Licensed Products will perform substantially in accordance with the JDE published product specifications in effect at the date of this Agreement. JDE further warrants that the JDE published product specifications are accurate in all material respects; however, the Licensed Products are subject to continued revision and may, at times, be at variance with such published product specifications and may contain minor defects or errors. (B) JDE warrants that its products are in use by its customers with apparent satisfaction, however, Customer is ultimately responsible for the adequacy of the Licensed Products in Customer's intended application and use. (C) During the warranty period, JDE agrees to correct all substantive errors in the unmodified Licensed Products as reported in writing by Customer and Customer will be entitled to all corrections and/or enhancements to the unmodified Licensed Products, at no charge. Such corrections and/or enhancements shall be part of the Licensed Products. (D) JDE shall have no responsibility for problems in the Licensed Products caused by alterations or modifications thereto, arising out of the malfunction of Customer's equipment or other software products not supplied by JDE, or for delays or interruptions in the delivery, installation or operation of the Licensed Products caused by events beyond the reasonable control of JDE. (E) Customer shall have six (6) months following delivery of the Licensed Products to Customer's first designated site to verify that the Licensed Products substantially conform with JDE published product specifications. Upon receipt of Customer's written notice of any material nonconformance, JDE shall correct such nonconformance or provide a mutually acceptable plan for correction by the later of: six (6) months following delivery; or thirty (30) days following the receipt of Customer's notice by JDE. Should JDE fail to provide such correction or plan by such date, Customer's sole and exclusive remedy shall be to terminate this Agreement by written notice, and notwithstanding the payment provisions hereof, receive a refund of the Software License Fees paid. Such notice of termination must be received by JDE within ten (10) days following the date for correction or plan provision and shall be in accordance with the termination provisions hereof.
(F) THIS AGREEMENT IS A LICENSE AND IS NOT A SALE OF GOODS AND EXCEPT AS EXPRESSLY SET FORTH HEREIN, THERE ARE NO WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. (G) JDE makes no warranties regarding any third party products licensed on an Attachment C; however, JDE shall assign to Customer any warranties received by JDE from such third party. (H) Sizing is the process of estimating the amount of computer equipment and types of hardware and software features needed to execute the Licensed Products on the Designated Processor under particular circumstances and to achieve certain performance goals. JDE will perform a sizing only upon Customer's request and using the Customer's own data and estimates. Customer has all, and that JDE in no way has any, responsibility for the choice of the Designated Processor, its features, and the use of the Licensed Products to achieve any performance goals. EXCEPT AS MAY BE EXPRESSLY PROVIDED HEREIN, JDE MAKES NO WARRANTY AS TO THE ADEQUACY
OR CAPACITY OF THE DESIGNATED PROCESSOR OR THE PERFORMANCE OF THE LICENSED PRODUCTS ON THE DESIGNATED PROCESSOR.

3.  MANAGEMENT, CONTROL AND IMPLEMENTATION JDE will provide assistance to
    --------------------------------------
Customer for implementation and installation in accordance with the terms of this Agreement; however, Customer shall be responsible for the management, internal control, and implementation of the Licensed Products, including acquiring adequate computer hardware, insuring proper machine configuration and program installation. JDE recommends as part of the implementation of the Licensed Products that Customer operate the Licensed Products in parallel with the Customer's existing systems and procedures until Customer has completed the implementation.

4.  PROPRIETARY RIGHTS  (A) Customer recognizes that the Licensed Products
    ------------------
provided under this Agreement have substantial monetary value and are considered TRADE SECRET, PROPRIETARY and/or CONFIDENTIAL material of JDE, and that JDE retains ownership of all rights, title and interest to its Licensed Products. All enhancements and modifications made by JDE will remain proprietary to JDE; however, JDE grants to Customer a non-exclusive license to use such enhancements and modifications without additional payment. The Licensed Products bear a copyright legend which in no way reduces the trade secret, proprietary, and/or confidential nature of the Licensed Products. Each Licensed Product consists of source and object code for application programs and control language procedures but source code for operations control and utility programs, including report writers, and for any third party provided Licensed Products will be withheld for security reasons. Customer agrees to exercise due care to prevent disclosure of the Licensed Products, and the terms and conditions of this Agreement, utilizing the same safeguards afforded its own confidential information. Confidential information shall not include information in the public domain, information already in the possession of Customer, information obtained from other sources without obligations of confidentiality, information independently developed, or information required by court or government order. Further, Customer agrees: (i) not to reverse engineer the Licensed Products or any part thereof, provided, however, that if the Licensed Products are located in a Member State of the European Community such activities shall be permitted solely to the extent, if any, permitted by Article 6 of the Council Directive of 14 May 1991 on the Legal Protection of Computer Programs and any implementing legislation thereof; (ii) not to distribute the Licensed Products or any part thereof; (iii) to take all reasonable steps to insure that the Licensed Products, and the trade secret, confidential and proprietary information contained therein, are not disclosed to any person other than Customer's employees, consultants or agents who have a need for access in order to use them; and (iv) not to remove the copyright, trade secret or other proprietary protection legends or notices which appear on or in the Licensed Products. (B) JDE HAS INSTALLED DISABLING PROCEDURES IN THE LICENSED PRODUCTS. IF THERE OCCURS ANY UNAUTHORIZED USE OF THE LICENSED PRODUCTS, SUCH DISABLING PROCEDURES WOULD RENDER THE LICENSED PRODUCTS INOPERABLE. (C) Customer agrees to notify JDE immediately of any unauthorized possession, use or knowledge of any Licensed Products. Customer shall promptly furnish JDE with full details of such situation and assist in preventing any recurrence thereof and cooperate at JDE's expense in any litigation or other proceedings reasonably necessary to protect JDE's rights.


/ /  JDE Initials                                          / / Customer Initials


                                    Page 3/4

[JDEDWARDS LOGO]                                      8055 E. Tufts Avenue
                                                      Denver, Colorado 80237


                     ADDENDUM TO SOFTWARE LICENSE AGREEMENT

Customer:      Simmons Company
Address:       One Concourse Parkway, N.E., Suite 600
               Atlanta, Georgia  30328-5369

This Addendum is made by and between J.D. Edwards & Company ("JDE"), and Customer in consideration of their mutual promises and subject to its Terms and Conditions.

This Addendum amends the Software License Agreement, ("Agreement"), by and between JDE and Customer by its Terms and Conditions.

Note (1) to the Software License Agreement is deleted and replaced with the following:

"The "Licensed Products" include selected Software Applications, as referenced on the face of the Agreement and any subsequent Attachment A's and/or Attachment C's, the media in which the Software Applications are delivered, and the associated documentation, including the JDE published product specifications."

Note (8) to the Software License Agreement is deleted and replaced with the following language in its entirety:

"Payroll requires PAYROLLTAX(TradeMark) to be licensed directly from Vertex Systems, Inc. for an additional fee. THE UNMODIFIED PAYROLL AND HUMAN RESOURCES MANAGEMENT SOFTWARE APPLICATIONS ARE INTENDED FOR USE IN COMPLYING WITH THE UNITED STATES FEDERAL LAW AND MAY NOT SUPPORT LOCAL GOVERNMENT REQUIREMENTS OR EMPLOYMENT PRACTICES WITHOUT MODIFICATIONS BY CUSTOMER."

Section 1.  LICENSE USE, is amended by the addition of the following at the end
            -----------
thereof:

"This Agreement may not be assigned by either party except according to the following provisions, and any attempted assignment which does not adhere to these provisions shall be voidable.

(A) Either party may, upon written notice to the other party, assign this Agreement to any other entity under common control and ownership, such common control and ownership being defined as the ownership of at least 50% of the voting equity of the entity or ownership if securities to which are attached voting rights capable of electing at least 50% of the entity's board of directors, but any such assignment shall not relieve the assigning party of all of its obligations and duties hereunder.

(B) JDE may assign this Agreement in the event of the sale of all or substantially all of its assets or equity.

(C) In the case of the sale of all or substantially all of the assets or equity of Customer, Customer must give thirty (30) days prior written notice to JDE of the requested assignment of this agreement, including the name, address, and contact person name for the entity to which the requested assignment is intended to be made. The permission of JDE to make the requested assignment shall not be unreasonably withheld if:

        (i)    Customer has no balances due to JDE;
        (ii) the purchased business will be operated as a continuation of the business of Customer for the same purposes and functions and the software will continue to be used for the same purposes;
        (iii) the purchaser of the business is not a competitor or an affiliate of a competitor of JDE;
        (iv) the Software Applications will not be used to develop products to compete with JDE's products; and
        (v) the credit history of the purchaser of the business is acceptable to JDE; such acceptance by JDE shall not be unreasonably withheld."

Section 2.  LIMITED WARRANTY, Subsection (A) the second sentence is deleted and
            ----------------
replaced with the following:

"JDE further warrants that for a period of six (6) months following the date of the Agreement, the Licensed Products will perform substantially in accordance with the JDE published product specifications in effect at the date of this Agreement. During the six (6) month warranty period, JDE agrees to provide Response Line Services at no additional charge. Response Line Services provide unlimited telephone support during Response Line hours (6:00 AM - 6:00 PM Mountain Time Zone, Monday-Friday). This support includes at no additional charge telephone and research time performed by the Response Line staff, incoming WATTS line within the U.S. and outgoing long distance charges. All software or data delivered by the Response Line become part of the Licensed Products."

Section 2.  LIMITED WARRANTY, Subsection (C) is deleted and replaced with the
            ----------------
following:

"During the six (6) month warranty period, JDE agrees to correct all substantive errors in the unmodified Licensed Products as reported in writing by Customer and Customer will be entitled to all corrections and/or enhancements to the unmodified Licensed Products, at no charge. Such corrections and/or enhancements shall be a part of the Licensed Products ("Software Updates")."

Section 2.  LIMITED WARRANTY, Subsection (E) is deleted and replaced with the
            ----------------
following:

"JDE additionally warrants that Customer will have twelve (12) months from the date of the Agreement at Customer's first designated site to verify that the Licensed products substantially conform with JDE published product specifications. Upon receipt of Customer's written notice of any material nonconformance, JDE shall correct such nonconformance or provide a mutually acceptable plan for correction by the later of: twelve (12) months following the date of the Agreement; or thirty (30) days following the receipt of Customer's notice of defect or nonconformance by JDE. Should JDE fail to provide such correction or plan by such date, Customer's sole and exclusive remedy shall be to terminate this Agreement by written notice and, notwithstanding the payment provisions hereof, receive a refund of the Software License Fees paid. Such notice of termination must be received by JDE within ten (10) days following the date for correction or plan provision and shall be in accordance with the termination provisions hereof."

Section 6. PAYMENT, Subsection (A), the second sentence is deleted in its
           -------
entirety and replaced with the following:

"Customer agrees to pay $330,000.00 towards the Software License Fees and $10,400.00 towards the Solution Assurance Fees and $49,486.50 for State sales tax, for a total of $389,886.50 due upon execution of the Agreement, $164,925.00 towards the Software License Fees and $5,200.00 towards the Solution Assurance Fees for a total of $170,125.00 due on January 15, 1996; $164,925.00 towards the Software License Fees and $5,200.00 towards the Solution Assurance Fees for a total of $170,125.00 due on March 15, 1996; and the remaining $164,925.00 of the Software License Fees and the remaining $5,200.00 for the Solution Assurance Fees, for a total of $170,125.00 due on May 15, 1996.

JDE agrees that as long as Customer's account is maintained under the User Based Pricing scenario, Customer may utilize any single serial numbered IBM AS/400 Designated Processor so long as the number of users accessing the JDE Licensed Products on the Designated Processor does not exceed the number of users licensed by JDE.

Customer may add additional Computer Processing Units ("CPU's") under the terms of this agreement for the following additional CPU fees. IBM AS/400 9402 and 9404 cabinets at a price of $5,000.00 per CPU and the IBM AS/400 9406 cabinet at a price of $15,000.00 per CPU. For a period of three (3) years following the date of this Agreement, JDE agrees to limit the increase on the additional CPU fees to Customer for the IBM AS/400 9402, 9404 and 9406 cabinets to the lesser of ten percent (10%) or the national rate of inflation for the preceding twelve
(12) consecutive month period as measured by the United States Bureau of Labor Statistics for the national Consumer Price Index.

JDE agrees to allow Customer a twenty-five percent (25%) discount off of the then current list price for a period of twelve (12) months on the licensing of additional JDE Software Applications.

JDE agrees to provide Customer with a $20,000.00 credit for the funds that were paid to PREMENOS. This credit will be used as a reduction of the License Fee for the Electronic Commerce Software Application."

Section 8.  ARBITRATION the second sentence is deleted and replaced with the
            -----------
following:

"The location of the arbitration hearing will be Atlanta, Georgia."

Section 8.  ARBITRATION, is amended by the addition of the following at the end
            -----------
of this Section:

"Customer and JDE agree that neither party to any action under this Agreement will be required to provide more than ten (10) depositions."

Section 9.  TERMINATION, the first sentence is amended by the addition of the
            -----------
following language at the end of this sentence:

"without affecting any of such party's legal rights or remedies."

Section 10.  LIMITED LIABILITY is deleted and replaced with the following:
             -----------------

"Section 10.  INDEMNIFICATION
              ---------------

JDE warrants that, except, for third-party products for which JDE acts as a sales agent, it owns and possesses all rights and interests in the Products necessary to enter into this Agreement. JDE further warrants that, except for third-party products for which JDE acts as a sales agent, Customer's use of the Products will not infringe upon the United States copyrights, patent rights, trade secrets or other rights of any third party.

JDE agrees to indemnify, defend and hold Customer harmless from and against any loss, cost, damage, liability, or expense (including attorney's fees and other reasonable litigation expenses) suffered or incurred by Customer in connection with any such infringement claim by any third party, provided however that Customer permits JDE to defend, compromise or settle said claim of infringement and provides JDE all available information, assistance and authority to enable JDE to do so.

             ---------------------------

JDE further warrants that if Customer is enjoined from using the Products due to an actual or claimed infringement of any United States patent right or copyright or other property right or for any other reason, then at JDE's option, JDE shall promptly either:

   (i) procure for Customer, at JDE's expense, the right to continue to use the Products;
   (ii) replace or modify the Products, at JDE's expense, so that the Products become non-infringing; or
   (iii) terminate the Agreement and return Customer's license fees in the event that neither (i) or (ii) are reasonably feasible.

Section 10.1  LIMITED LIABILITY
              -----------------

Customer and JDE each agree to indemnify the other from and against all costs and liabilities including reasonable legal fees which each may be required to pay arising out of injuries to persons or damage to property (including data) pertaining to this Agreement, whatsoever and howsoever caused, except where the same shall be caused by the negligence or willful misconduct of the other party, its agents, or employees; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL: (i) THIS AGREEMENT BE CONSTRUED SO AS TO REDUCE THE PROPRIETARY RIGHTS OF JDE; OR (ii) EITHER PARTY BE LIABLE TO ANY PERSON (EXCEPT FOR FAILURE TO COMPLY WITH THE PROPRIETARY RIGHTS PROVISIONS OF SECTION 4(A)) FOR: (a) A MONETARY AMOUNT GREATER THAN THE SINGLE LIMIT LIABILITY INSURANCE COVERAGE PER OCCURRENCE AS SPECIFIED IN THIS AGREEMENT FOR AN EVENT INVOLVING BODILY INJURY AND/OR PROPERTY DAMAGE, EXCLUDING DAMAGE TO DATA; (b) ANY MONETARY AMOUNT GREATER THAN THE AMOUNTS PAID HEREUNDER FOR COST AND LIABILITIES OTHER THAN THOSE ARISING OUT OF BODILY INJURY AND/OR PROPERTY DAMAGE, BUT INCLUDING DATA; AND (c) ANY LOSS OR INJURY TO EARNINGS, PROFITS OR GOODWILL, OR FOR ANY PUNITIVE, OR CONSEQUENTIAL DAMAGES OF ANY PERSON, WHATSOEVER AND WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES."

Section 11.  GENERAL is deleted and replaced with the following:
             -------

"(A) The waiver of one breach hereunder shall not constitute the waiver of any other or subsequent breach. (B) All notices shall be in writing and sent by certified mail, postage prepaid, return receipt requested to the address written above or such other address as notified to the other party and such notice shall be deemed to be made on the fifth (5th) day after such mailing. (C) No amendments, modifications or supplements to this Agreement shall be binding unless in writing and signed by both parties. (D) No action, regardless of form arising out of this Agreement may be brought by either party more than eighteen
(18) months after the cause of arbitration or action arose. (E) JDE's Authorized Affiliate is not an employee of JDE and is an independent entity and has no express or implied authority to bind JDE, nor is JDE liable for any acts of Authorized Affiliate which are outside the scope of its agency. JDE's Authorized Affiliate is an independent business entity which is authorized by JDE to: (i) represent JDE as a sales agent or distributor, but with no authority to enter into or execute agreements on behalf of JDE; or (ii) provide software updates, qualified support, and other services to Customer or (iii) both. At Customer's request JDE will: (i) identify or confirm the identity of Authorized Affiliates; (ii) define or clarify the scope of the authority of any Authorized Affiliate; and if appropriate, (iii) ratify the acts within the scope of the authority of an Authorized Affiliate. (F) All future licenses of additional software by Customer shall come under the terms and conditions herein subject to the then current prices and each party shall have the same rights, duties and privileges with respect to such subsequent transaction as is established by the terms of this Agreement. (G) If any provision of this Agreement or the application of any such provision to any individual or entity, or circumstance is held to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or avoiding the remainder of this Agreement, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent, or, if such modification is not possible, by substituting therefore another provision that is valid, legal and enforceable and that achieves the same objective. (H) This Agreement shall be executed in two identical counterparts. (I) All monetary amounts are in United States dollars, payable in ready funds through a United States bank. (J) In the event Customer issues a purchase order or other instrument covering the subject matter of this Agreement, such purchase order is for Customer's internal use and shall not affect this Agreement. (K) THIS AGREEMENT, INCLUDING ITS ATTACHMENTS AND AMENDMENTS, IF ANY, WHICH ARE A PART HEREOF, IS A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, WHICH SUPERSEDES ALL PRIOR OR CONCURRENT PROPOSALS AND UNDERSTANDINGS, WHETHER ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO ITS SUBJECT MATTER (L)(A) JDE makes no commitment to continue to provide Response Line services for Licensed products requiring the AS/400 and OS/400 platform and generated in native RPG after the earlier of:

                    (i)  December 31, 1999, or
                    (ii) December 31 of the first year after IBM discontinues
                         offering maintenance services for OS/400.

(B) JDE makes no commitment to continue to provide Software Updates services for Licensed products requiring the AS/400 and OS/400 platform and generated in RPG after the earlier of:

    (i)   December 31, 1997, or
    (ii) December 31 of the first year IBM discontinues offering maintenance services for OS/400.

(C) JDE makes no commitment to continue to provide Response Line and Software Updates services for Licensed Products which are operated on a platform other than the AS/400 and OS/400 platform or which are not generated in RPG after the later of December 31 of the:

    (i) third year after the manufacturer discontinues the sales of new hardware platforms, or
    (ii) the first year after the manufacturer discontinues offering maintenance services for the operating system of the platform.

             -------------------

(M) During the term of this Agreement, both JDE and Customer shall maintain in effect the following minimum levels of insurance coverage:

     (1) Single limit liability insurance in the amount of one million dollars ($1,000,000.00) per occurrence for bodily injury and property damage caused by negligent acts or omissions of JDE , its employees or agents.

     (2) Comprehensive automobile liability insurance in the amounts of one million dollars ($1,000,000.00), per occurrence combined single limit liability.

     (3) Workers compensation and employers liability insurance in amounts sufficient to satisfy the requirements of the jurisdictions in which this Agreement shall be performed.

A certificate of insurance evidencing the above coverage will be provided by JDE upon request by Customer.

(N) For the purpose of this Agreement or any of the Attachments hereto, whenever a "list", "then-current", "standard" or "applicable" fee, price or charge is referred to with respect to a particular product or service, such fee or charge shall mean that being charged to JDE's customers generally in that geographical area.

(O) "Substantive Errors" are failures to perform a material function of the Licensed Products in accord with JDE's published product specifications, not including minor errors for which there are reasonable work around unless, in the aggregate, the total number of minor errors constitute a failure to perform a material function of the Licensed Product in accord with JDE's published product specifications. "Critical Problem" means that a material function of Licensed Products is:

    (i)   inoperable and cannot be restarted;
    (ii) subject to intermittent failures occurring so frequently as to render the function inoperable;
    (iii) generating consistently wrong results; or
    (iv) generating wrong results intermittently so frequently as to render the function inoperable.

JDE shall prioritize error reports and service requests based upon the severity of their impact to Customer and to JDE's overall client base. JDE utilizes a Software Action Request ("SAR") system to record and manage problem/requests. The SAR system tracks the nature of a problem, who reported it, and severity. Severity levels are as follows:

    (i)   Critical, meaning a Substantive Error which is also a Critical
          Problem;
    (ii)  High, meaning a Substantive Error which is not a Critical Problem
    (iii) Low, meaning other reported errors which are not Substantive Errors;
          and
    (iv)  Desired Enhancements."

THIS ADDENDUM, INCLUDING THE AGREEMENT OF WHICH IT IS A PART, IS A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, WHICH SUPERSEDES ALL PRIOR OR CONCURRENT PROPOSALS AND UNDERSTANDINGS, WHETHER ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS ADDENDUM AND THE AGREEMENT. Notwithstanding anything to the contrary in the Agreement, in the event of a conflict between the terms and conditions of this Addendum and those contained within the Agreement, the terms and conditions of this Addendum shall prevail. All other terms and conditions remain unchanged and are ratified hereby.


THIS ADDENDUM SHALL NOT BE EFFECTIVE UNTIL EXECUTED BY CUSTOMER AND ACCEPTED BY AN AUTHORIZED REPRESENTATIVE OF JDE AT ITS PRINCIPAL PLACE OF BUSINESS.

Accepted by J.D. Edwards & Company      By execution, signer certifies that
and effective as of       , 19          signer is duly authorized to execute
                    ------    --        this Agreement on behalf of Customer.


J.D. EDWARDS & COMPANY                  CUSTOMER



                                         /s/ J.C. Daiker
- ----------------------------------      ---------------------------------------
(Authorized Signature)                  (Authorized Signature)



                                         J.C. Daiker
- ----------------------------------      ---------------------------------------
(Printed Name)                          (Printed Name)



                                         Exec. V.P. -  CFO
- ----------------------------------      ----------------------------------------
(Title)                                 (Title)

JDEdwards    ATTACHMENT E TO SOFTWARE LICENSE AGREEMENT     8055 E. Tufts Avenue
                                                         Denver, Colorado  80237
                                User Based Pricing

CUSTOMER       SIMMONS COMPANY                                      A/B #2026418
ADDRESS        ONE CONCOURSE PARKWAY, N.E., SUITE 600
               ATLANTA, GEORGIA  30328-5369

This Attachment E to Software License Agreement -- User Based Pricing ("Attachment") is by and between J.D. Edwards & Company ("JDE") and Customer in consideration of their mutual promises and, by its Terms and Conditions, amends
the Software License Agreement, ("Agreement"), dated               by and
                                                     -------------
between JDE and Customer.

CURRENT LICENSED CLASS (If Applicable):         3
                                             -------
NEW/UPGRADED LICENSE CLASS
                                             -------
UPGRADE FEE:                                                       $
                                                                    ------------

Users included in Licensed Class Base Fee:  250
                                          -----
Previously Licensed Incremental Users         0
                                          -----
(If Applicable):
Additional Incremental Users:  $              X                 =  $
                                ------------     -------------      ------------
                                (Incremental     (Minimum of 10
                                 User Fee)        or Group)

Total Licensed Users
(Must equal Installations, below):          250
                                          -----

Number of Additional CPU(S):    1     X $ 5,000.00              =   $   5,000.00
                             --------  -----------                   -----------
                                     (Additional CPU Fee)
Base License Fees (From Attachment A or Agreement):            $    1,194,700.00
                                                                ----------------

Total User Based Licensed Fees:                                $    1,199,700.00
                                                                ----------------
                                                   (Plus Taxes Where Applicable)

Installations
(If same software to be
installed at each site):                Designated CPU            Licensed Users
     Install Location                   Model/Serial Number       for this CPU

 1.  Atlanta, Georgia                        /
     --------------------------         -------------------       --------------

 2.  Atlanta, Georgia                        /(Development)
     --------------------------         -------------------       --------------

 3.
     --------------------------         -------------------       --------------

 4.
     --------------------------         -------------------       --------------

 5.
     --------------------------         -------------------       --------------

 6.
     --------------------------         -------------------       --------------

 7.
     --------------------------         -------------------       --------------

 8.
     --------------------------         -------------------       --------------

 9.
     --------------------------         -------------------       --------------

10.
     --------------------------         -------------------       --------------

                                        Total Licensed Users:           250
                                                                  --------------


THIS ATTACHMENT, INCLUDING THE TERMS AND CONDITIONS ON ITS REVERSE SIDE, AND THE AGREEMENT OF WHICH IT IS A PART, IS A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, WHICH SUPERSEDES ALL PRIOR OR CONCURRENT PROPOSALS AND UNDERSTANDINGS, WHETHER ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS ATTACHMENT AND THE AGREEMENT. Notwithstanding anything to the contrary in the Agreement, in the event of a conflict between this Addendum and the Agreement, this Addendum shall prevail. All other terms and conditions remain unchanged and are ratified hereby.

THIS ATTACHMENT SHALL NOT BE EFFECTIVE UNTIL EXECUTED BY CUSTOMER AND ACCEPTED BY AN AUTHORIZED REPRESENTATIVE OF JDE AT ITS PRINCIPAL PLACE OF BUSINESS.

Accepted by J.D. Edwards & Company           By execution, signer certifies that
and effective as of                          signer is authorized to execute
                                             this Agreement on behalf of
                                             Customer.

                        ,19
- ------------------------   --

J.D. EDWARDS & COMPANY                       CUSTOMER


By                                         By  /s/ J.C. DAIKER
  --------------------------------             ---------------------------------
  (Authorized Signature)                       (Authorized Signature)


                                               /s/ J.C. DAIKER
  --------------------------------             ---------------------------------
  (Print or Type Name)                         (Print or Type Name)


                                               /s/ Exec. V.P. - CFO
  --------------------------------             ---------------------------------
  (Title)                                      (Title)

JDEdwards                                                   8055 E. Tufts Avenue
                                                         Denver, Colorado  80237


             ADDENDUM TO ATTACHMENT E TO SOFTWARE LICENSE AGREEMENT

CUSTOMER       SIMMONS COMPANY
ADDRESS        ONE CONCOURSE PARKWAY, N.E., SUITE 600
               ATLANTA, GEORGIA  30328-5369

This Addendum is made by and between J.D. Edwards & Company("JDE"), and Customer in consideration of their mutual promises and subject to its Terms and Conditions.

This Addendum amends the Attachment E to Software License Agreement, ("Agreement"), by and between JDE and Customer by its Terms and Conditions.

Section 12.  OTHER PRICING, is deleted and replaced with the following language:
             -------------

"Customer may migrate to a different pricing structure offered by JDE from time to time. In such event Customer shall be entitled to a credit equal to the sum of all Software License Fees paid (Base License Fees, Incremental User Fees and Additional CPU Fees) toward the then current list price for the specific pricing structure selected. If the new pricing structure results in a lower license fee, any Software License Fees which have been paid or become due will not be adjusted or refunded. All fee adjustments are effective and due the date of the change."

THIS ADDENDUM, INCLUDING THE AGREEMENT OF WHICH IT IS A PART, IS A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, WHICH SUPERSEDES ALL PRIOR OR CONCURRENT PROPOSALS AND UNDERSTANDINGS, WHETHER ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS ADDENDUM AND THE AGREEMENT. Notwithstanding anything to the contrary in the Agreement, in the event of a conflict between the terms and conditions of this Addendum and those contained within the Agreement, the terms and conditions of this Addendum shall prevail. All other terms and conditions remain unchanged and are ratified hereby.

THIS ADDENDUM SHALL NOT BE EFFECTIVE UNTIL EXECUTED BY CUSTOMER AND ACCEPTED BY AN AUTHORIZED REPRESENTATIVE OF JDE AT ITS PRINCIPAL PLACE OF BUSINESS.

Accepted by J.D. Edwards & Company           By execution, signer certifies that
and effective as of                          signer is duly authorized to
                                             execute Agreement on behalf of
                                             Customer.

                      ,19
- ----------------------   --

J.D. EDWARDS & COMPANY                       CUSTOMER


                                               /S/ J.C. DAIKER
  --------------------------------             ---------------------------------
  (Authorized Signature)                       (Authorized Signature)


                                               /S/ J.C. DAIKER
  --------------------------------             ---------------------------------
  (Printed Name)                               (Printed Name)


                                               /S/ Exec. V.P. - C.F.O.
  --------------------------------             ---------------------------------
  (Title)                                      (Title)

JDEdwards                                                   8055 E. Tufts Avenue
                                                         Denver, Colorado  80237

                           SOFTWARE SERVICES AGREEMENT

CUSTOMER       SIMMONS COMPANY
ADDRESS        ONE CONCOURSE PARKWAY, N.E., SUITE 600
               ATLANTA, GEORGIA  30328-5369

J.D. EDWARDS SERVICE PHILOSOPHY
- -------------------------------

WHEREAS, J.D. Edwards & Company ("JDE"), desires Customer become as independent and self-sufficient as possible in the use of Licensed Products and Developed Software.

THEREFORE, during the installation of the Licensed Products and Developed Software, JDE urges that the Customer use the services with the following priorities:

/ / SOLUTION ASSURANCE: JDE'S direct involvement at critical implementation and review steps in the Customer's installation of each License Product insures that JDE's product knowledge is most effectively leveraged by Customer;

/ / EDUCATION: The most effective way to transfer knowledge to Customer's personnel;

/ / ON-SITE CONSULTING: On a full time basis during the Conference Room Pilot, and afterwards on a part time (full time) basis following the Conference Room Pilot;

/ / RESPONSE LINE: Available during implementation under a limited warranty, but is best utilized after Customer's personnel have a basic understanding and knowledge of the Licensed Products and Developed Software through both training courses and on-the-job coaching by JDE consultants. Response Line is available for error correction and problem resolution and not as a substitute for education; and

/ / CUSTOM MODIFICATIONS: A last alternative for an appropriate business need and when no other reasonable alternative is available.

RE: SOFTWARE LICENSE AGREEMENT dated:
                                       --------------------

SERVICES PROVIDED:

J.D. Edwards & Company ("JDE"), a Colorado corporation, provides to Customer, a
                    / / corporation / /                      , and Customer
- -------------------                     ---------------------
accepts, subject to the terms and conditions of this Software Services Agreement ("Agreement"), the Services indicated below:

SERVICES (Please mark Services selected):

/ /  1.   General Consulting Services:  (Installation assistance, including
          Conference Room Pilot, custom design and computer programming services provided on a time and materials basis. Consulting rates vary per hour depending upon the consultant's expertise and product certification level.)

                                                                   Fees(1)

/ /  2.   Training:  Regular scheduled classes  . . . . . . .  $
                                                                ----------------
          (One or more students from Customer will attend a standard, scheduled JDE class, offered to multiple JDE clients, and usually held at a JDE location.)

          Regular scheduled classes, group attendance . . . .  $
                                                                ----------------
          (Five or more students from Customer will attend a standard, scheduled JDE class, offered to multiple JDE clients, and usually held at a JDE location.)

          Custom classes and/or training  . . . . . . . . . .  $
                                                                ----------------
          (One to eight students will attend a class scheduled and conducted solely for Customer, at either JDE's or Customer's location.)

/ /  3.   Specific Consulting Services  . . . . . . . . . . .  $
                                                                ----------------
          (Consulting Services according to
          Exhibit I, attached.)

/x/  4.   Solution Assurance  . . . . . . . . . . . . . . . .  $     26,000.00
                                                                ----------------
          (JDE has identified certain milestones or checkpoints during the implementation process which are critical planning or review activities which require JDE's direct involvement to achieve the most effective implementation.)


     5.   . . . . . . . . . . . . . . . . . . . . . . . . . . .$
                                                                ----------------


                              TOTAL(1)                         $    26,000.00
                                                                ----------------
                              --------
                              (Plus Taxes where applicable)

          (1)  Fees are quoted net of expenses
               unless otherwise indicated in writing.


This Agreement, including its Terms and Conditions, is the complete and entire understanding of the parties unless otherwise stated hereon. THIS AGREEMENT SHALL NOT BE EFFECTIVE UNTIL EXECUTED BY CUSTOMER AND ACCEPTED BY AN AUTHORIZED REPRESENTATIVE OF JDE AT ITS PRINCIPAL PLACE OF BUSINESS.

Accepted by J.D. EDWARDS & COMPANY and       By execution, signer certifies
effective as of________________, 19___       that signer is authorized to
                                             execute this Agreement on behalf
                                             of Customer.

J.D. EDWARDS & COMPANY                       CUSTOMER

By                                           By /s/ J. C. Daiker
- ---------------------------------------      -----------------------------------
    (Authorized Signature)                        (Authorized Signature)

                                                /s/ J. C. Daiker
- ---------------------------------------      -----------------------------------
    (Print or Type Name)                          (Print or Type Name)
                                                   EXEC. V.P. - CFO
- --------------------------------------       -----------------------------------
    (Title)                                      (Title)

  /  /    JDE INITIALS                              /  /   Customer Initials

                           SOFTWARE SERVICES AGREEMENT


5. CONFIDENTIALITY
   ---------------

    (A) To further the business relationship between the parties, it is necessary and desirable that each party to this Agreement may furnish the other party to this Agreement with certain proprietary information. The party disclosing such proprietary information shall be the "Discloser", and the party receiving such proprietary information shall be the "Recipient". Such proprietary information will be designated as confidential information, when presented in printed, written, graphic or photographic or other tangible form marked as "Confidential", "Proprietary" or "Discloser Private", and, when presented in oral form, recorded as written minutes or notes of such oral presentations, which minutes or notes must be marked (such tangible materials and oral presentations so minuted shall be "Confidential Information").

    (B) Recipient will use the same care and discretion to avoid disclosure, publication or dissemination of Confidential Information as it uses with its own similar confidential information that it does not wish to disclose, publish or disseminate. The Confidential Information, including any TRADE SECRET, CONFIDENTIAL and/or PROPRIETARY information contained therein is not to be disclosed to any persons other than the employees and consultants or agents of the Recipient (if any), who have a need to know and who have also executed a nondisclosure agreement. A certified copy or an original of such executed nondisclosure agreement shall be supplied to either party to this Agreement upon request.

    (C) Except as expressly provided by the licenses granted in this Agreement, Recipient shall not use Confidential Information in any manner, nor use it to the benefit of anyone but Discloser, nor circulate it within its own organization or otherwise, except to the extent necessary for negotiations, discussions and consultations with personnel or authorized representatives of Discloser or for any purpose Discloser may authorize in writing.

    (D) The obligations of Recipient with respect to any particular portion of Confidential Information shall terminate or shall not attach, as the case may be, when any of the following occurs: (i) It was in the public domain at the time of Discloser's communication thereof to Recipient.
        (ii) It entered the public domain through no fault of Recipient subsequent to the time of Discloser's communication thereof to Recipient; (iii) It was in Recipient's possession free of any obligation of confidence at the time of Discloser's communication thereof to Recipient; (iv) It was independently developed by recipient; or (v) Its disclosure is required by court or government order and Discloser has been given notice of such order.

    (E) All such confidential information shall remain the exclusive property of Discloser, including without limit, source and object programs, technical documentation, processing techniques and/or report and video formats. The confidentiality obligations shall survive any termination of this Agreement and shall continue for so long as the Confidential Information is proprietary property of Discloser or for as long as otherwise permitted by law.

    (F) Neither this Agreement nor any disclosure of Discloser's Confidential Information grants the Recipient any license or rights to any trade secrets or under any patents or copyrights.

6.  RIGHT TO MODIFY
    ---------------

    Customer has the right to modify the Licensed Products, the modifications and enhancements, and the Developed Software without the consent of JDE; however, JDE MAKES NO WARRANTY, EXPRESSED OR IMPLIED, REGARDING ANY MODIFICATIONS OR ENHANCEMENTS OR ANY MODIFIED PORTIONS OF THE LICENSED PRODUCTS AND THE DEVELOPED SOFTWARE and that no modifications, including the Developed Software, shall reduce JDE's ownership of the Licensed Products, the modifications and enhancements, or the Developed Software.

7.  PAYMENT
    -------

    (A) As compensation for performing Services, Customer agrees to pay JDE on a time basis per hour for the actual hours expended or, in the case of Training, JDE's list prices. JDE's standard hourly rates vary, depending on the individual assigned. Schedule changes for Services and Training must be made by Customer two (2) weeks in advance, otherwise, JDE may charge for time it cannot reschedule.

    (B) JDE reserves the right to revise its fee schedules on January 1 and July 1, while not changing the total estimated cost for the Services outlined in any Exhibit I.

    (C) Customer agrees to reimburse JDE for all out-of-pocket expenses JDE incurs in providing Services hereunder including, but not limited to, transportation costs, airfare, rental vehicles, lodging, meals, travel time and incidental charges, which are reimbursable expenses and not part of JDE's total estimate for the Services provided under this Agreement.

    (D) In addition to the charges due under this Agreement, and even if Customer shall provide a tax exemption number or affidavit of exemption, Customer shall be responsible for all taxes including sales, use, property, excise, value added, gross receipts or other taxes levied on this Agreement or the Licensed Products, except taxes based on JDE's net income.

    (E) Customer agrees to pay for all uncontested amounts due under this Agreement within thirty (30) days after the date of invoice. Customer shall have thirty (30) days after the invoice date to contest in good faith the amounts and items charged. Past due uncontested amounts will bear interest of one and one-half percent (1-1/2 %) per month from the due date, or the highest rate permitted by law if less. If uncontested amounts remain unpaid for thirty (30) days or more, JDE may place Customer on "credit hold" until such amounts are paid.

    (F) Detailed billings are issued on a monthly basis for services rendered.

8.  EMPLOYEE RECRUITING
    -------------------

    Customer acknowledges that JDE's employees are critical to the servicing of JDE's customers. Customer agrees not to employ or otherwise engage JDE's employees for a period of six (6) months following any employee's service to Customer. Should Customer violate this provision, Customer will pay JDE fifty percent (50%) of the former employee's annual compensation in addition to JDE's other rights and remedies.

9.  ARBITRATION
    -----------

    All disputes involving this Agreement, except actions arising under the copyright provision of Title 17 of the U.S. Code, shall be determined under the law of the state of Colorado and shall be submitted to an arbitrator appointed and operating under the Uniform Arbitration Act and the procedural rules of the American Arbitration Association. The location of the arbitration hearing will be chosen by the party not initiating the arbitration or action. The written decision of the arbitrator shall be final, binding and convertible to a court judgment in any appropriate jurisdiction.

10. TERMINATION
    -----------

    If either party materially breaches this Agreement, the other party may give written notice of its desire to terminate and the specific grounds for termination. If such breach is capable of cure and if the party in default fails to cure the default within thirty (30) days of the notice, the other party may terminate this Agreement. Confidentiality obligations shall survive this Agreement.

11. LIMITED LIABILITY
    -----------------

    (A) JDE will indemnify Customer from any claim (including reasonable legal fees) of other persons or entities of infringement of United States Patents, copyrights, trade secrets or proprietary rights by use of the unmodified Licensed Products in accordance with JDE's published program specifications, so long as Customer promptly notifies JDE of such claims.


          / / JDE Initials                               / / Customers Initials

JD EDWARDS'                                            8055 E. Tufts Avenue
                                                       Denver, Colorado 80237


                     ADDENDUM TO SOFTWARE SERVICES AGREEMENT




CUSTOMER             SIMMONS COMPANY
         -----------------------------------------------------------------------
                     ADDRESS ONE CONCOURSE PARKWAY, N.E., SUITE 600
- --------------------------------------------------------------------------------
                     ATLANTA, GEORGIA 30328-5369
- --------------------------------------------------------------------------------

This Addendum is made by and between J.D. Edwards & Company ("JDE"), and Customer in consideration of their mutual promises and subject to its Terms and Conditions.

This Addendum amends the Software Services Agreement, ("Agreement"), by and between JDE and Customer by its Terms and Conditions.

SERVICES PROVIDED, Specific Consulting Services is amended by deleting the statement "Consulting Services according to Exhibit I, attached." and replacing it with the statement "Consulting Services according to Engagement Letter."

Section 1. SERVICE PROVISION, Subsection (A) is deleted and replaced with the
           ------------------
following:

"JDE and Customer agree that JDE will provide Services for Customer on a time and materials basis or at JDE's list prices in the case of Training or as outlined in a mutually agreed Engagement Letter. Such Engagement Letter, an example of which is attached as Exhibit 1, will be provided by JDE to Customer upon Customer's request for implementation or other services under this Agreement."

Section 1. SERVICE PROVISION, Subsection (B) is amended by deleting the phrases
           -----------------
"EXHIBIT I" and "EXHIBIT I's" and replacing them with the phrases "ENGAGEMENT LETTER" and "ENGAGEMENT LETTER'S".


Section 1. SERVICE PROVISION, Subsection (D) the third sentence is deleted and
           -----------------
replaced with the following:


"If JDE's consultants must travel out of their country of origin to Customer's location, Customer will provide JDE written approval of said consultant, and Customer agrees to be charged for said consultant's time on a portal to portal basis.

Section 1. SERVICE PROVISION,  Subsection (E) is amended by the addition of the
           -----------------
following language between the second and third sentences:


"JDE's R.E.P. Methodology (Revised 12/94) is a set of guidelines to help assist the Customer in their implementation objectives."

Section 1. SERVICE PROVISION,   Subsection (E) is amended by the addition of the
           -----------------
following at the end of this Subsection: ", at JDE's then-current standard rates."

Section 2. LIMITED WARRANTY, Subsection (A) is deleted and replaced with the
           ----------------
following language:

"Any software developed hereunder by JDE for Customer shall be performed in accordance with the mutually agreed upon written design specifications in a professional and workmanlike manner. JDE warrants to Customer that the unmodified Developed Software shall operate substantially in conformance with the written, mutually agreed upon specification for such Developed Software contained in the detailed design specification from the date of completion of the Developed Software by JDE for a period of ninety (90) days. During the warranty period, JDE agrees to correct all substantive nonconformances of the Developed Software as are reported in writing by Customer at no charge.

Section 3. MANAGEMENT CONTROL, IMPLEMENTATION, AND OBLIGATIONS, Subsection (E)
           ----------------------------------------------------
is deleted and replaced with the following:

"JDE recommends that Customer create a detailed project plan and provide for scheduling internal and external resources necessary to achieve the plan's goals and time schedules."

Section 3. MANAGEMENT CONTROL, IMPLEMENTATION, AND OBLIGATIONS, Subsection (F)
           ---------------------------------------------------
is deleted and replaced with the following language in its entirety:

"JDE also recommends that Customer create a project team to provide most of the decision making, direction and effort required to implement the JDE software. JDE consultants will work with this team, as required, to transfer knowledge to the team."

Section 5. CONFIDENTIALITY, Subsections (A), (B), (C), (D), (E) and (F) are
           ---------------
deleted.

Section 7. PAYMENT, Subsection (C) is amended by inserting the word "reasonable"
           -------
in front of the phrase "out-of-pocket expenses" in the first sentence.

Section 7. PAYMENT, Subsection (B) is deleted and replaced with the following:
           -------

"JDE reserves the right to revise its fee schedules on January 1 and July 1, while not changing the total estimated cost for the Services outlined in any Engagement Letter. JDE further agrees for a period of four (4) years following the date of this Agreement, to limit the increase on the total fees charged to Customer for Consulting and Training Services to the lesser of ten percent (10%) or the national rate of inflation for the preceding twelve (12) consecutive month period as measured by the United States Bureau of Labor Statistics for the national Consumer Price Index."

Section 7. PAYMENT, Subsection (C) is amended by inserting the word "reasonable"
           --------
in front of the phrase "out-of-pocket expenses" in the first sentence.

Section 7. PAYMENT, Subsection (E) the last sentence is amended by the addition
           --------
of the following:

", but no finance charge shall apply to any amount in dispute until such dispute is settled."

Section 9. ARBITRATION, is amended in accordance with Section 8. ARBITRATION, of
           -----------                                           -----------
the addendum to the Software License Agreement.


Section 10. TERMINATION, is amended in accordance with Section 9.  TERMINATION,
            -----------                                            -----------
of the Addendum to the Software License Agreement.

Section 11. LIMITED LIABILITY, is deleted and amended in accordance with Section
            -----------------
10. INDEMNIFICATION and Section 10.1 LIMITED LIABILITY of the Addendum to the
    ---------------                  -----------------
Software License Agreement.

Section 15. GENERAL, is deleted and amended in accordance with Section 11.
            --------
GENERAL, of the Addendum to the Software License Agreement.
- -------

THIS ADDENDUM, INCLUDING THE AGREEMENT OF WHICH IT IS A PART, IS A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, WHICH SUPERSEDES ALL PRIOR OR CONCURRENT PROPOSALS AND UNDERSTANDINGS, WHETHER ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS ADDENDUM AND THE AGREEMENT. Notwithstanding anything to the contrary in the Agreement, in the event of a conflict between the terms and conditions of this Addendum and those contained within the Agreement, the terms and conditions of this Addendum shall prevail. All other terms and conditions remain unchanged and are ratified hereby.

THIS ADDENDUM SHALL NOT BE EFFECTIVE UNTIL EXECUTED BY CUSTOMER AND ACCEPTED BY AN AUTHORIZED REPRESENTATIVE OF JDE AT ITS PRINCIPAL PLACE OF BUSINESS.

Accepted by J.D. Edwards & Company         By execution, signer certifies that
and effective as of                        signer is duly authorized to execute
________________________, 19______.        this Agreement on behalf of Customer.

J.D. EDWARDS & COMPANY                     CUSTOMER

                                           /s/ J.C. Daiker
- -----------------------------------        ------------------------------------
(Authorized Signature)                     (Authorized Signature)

                                           /s/ J.C. Daiker
- -----------------------------------        ------------------------------------
(Printed Name)                             (Printed Name)


                                               Exec. V.P. - C.F.O.
- -----------------------------------        ------------------------------------
(Title)                                    (Title)

                                    EXHIBIT 2

J.D. Edwards



October 1, 1990
Mr. William B. Jones
President
Progressive Corporation
123 Main Street
Anywhere, USA 12345

Dear Mr. Jones:

Congratulations on your purchase of J.D. Edwards software and welcome to the J.D. Edwards family of clients using J.D. Edwards application software. We hope you will find it to be a lasting investment of great value to your company.

Over the past weeks, we have held a number of discussions with your personnel regarding how we can provide you with effective client service and assist you with the implementation of your software. This letter is to confirm these discussions and arrange for the services of J.D. Edwards consultants during your implementation project.

PROJECT SCOPE

From your preliminary investigation, you have determined that the J.D. Edwards core systems, including accounts receivable and accounts payable, can be implemented without change in the following locations:

           1. A Subsidiary, Inc. -- Monroe, LA

           2. B Branch -- Denver, CO

           3. Holding Company, Inc. -- Houston, TX

You have arranged for a common conference room pilot to be conducted over a two-week period in Houston, Texas, which would attempt to develop a common approach for the three locations. After the conference room pilot is completed, further implementation would be divided into three separate projects, with JDE involvement limited to Denver and Houston.

While the entire project will involve the implementation of the software at all three locations, this engagement is limited to the analysis of your system requirements, the development of the Conference Room Pilot (CRP) Plan, set-up for the CRP and the processing of your data through a Conference Room Pilot simulating your business cycles on JDE software.

The present scope assumes no custom design or reprogramming of our software. We do, however, anticipate that some custom design and programming will be required in connection with conversion of your present data files after the Conference Room Pilot. You are planning to rely on J.D. Edwards personnel for leadership, direction, and most of the detail work in data file conversion.




- --------------------------------------------------------------------------------
Rev. 3/92                                                               IM A - 3

                                    EXHIBIT 2


Project Objectives

You have indicated to us that the primary motivation for acquiring the J.D. Edwards software standardize procedures and provide information to management within 10 days following the end of each month. Given that your present closing schedule requires 45 days, there will be considerable effort involving streamlining your procedures and business practices, going well beyond the improvement provided by core accounting systems.

Project Risks

We have worked with you to identify and assess the risks in this implementation
project.  Most      identified are currently at an acceptable level.  Areas that are still of concern to J.D. Edwards include:

           -  The lack of experience of your project manager

           -  The degree of procedural changes that will be required

You have recognized our concerns and have accepted these risks.

J.D. Edwards Service Philosophy

In all of our customer services activities at J.D. Edwards, it is our desire to help each client to become as independent and self-sufficient as possible. We also recognize that the extensive experience of our personnel in installing the software in other companies can always be useful to our clients to handle specialized problems. We prefer to be on call after the software is implemented working with an adequate base of internal competence to maintain and enhance your company's investment.

During the implementation of your software, we would urge that you use our services in the following priorities:

      1. Training
      2. On-site consulting
      3. Support line
      4. Custom modification

We put training first, because our training is the most cost-effective way to transfer knowledge to your personnel and place them in a leadership and project management role during the installation. The training schedule is attached.

We normally supplement your personnel with on-site consulting. During the conference room pilot our personnel are usually on-site on a full-time basis. After the pilot, they are usually required on a fill-in basis. In some cases, this may mean that they would be on your site for only a few hours per day, or a few days per week.

While our support line is available during the installation, it is more useful after your personnel have a basic understanding and knowledge about the software, as a result of both the training courses and on-the-job coaching by our consultants.


- --------------------------------------------------------------------------------
IM A-4                                                           Rev.3/92

                                    EXHIBIT 2

The more your personnel learn about our software, the easier it is to use the package without custom modifications. We, therefore, look to custom modifications as a last resort, the service that we would hope to apply on a limited basis only where there is no reasonable alternative.

The judicious use of JDE's consulting and custom programming resources can make a considerable contribution to the success of your project. At J.D. Edwards, we want to give you the technical assistance, training, and support for our software, as you need it to make your installation successful. At the same time, we try not to furnish peak-load services to supplement what your personnel can do in-house, for example procedures writing. While this is a peak-load resource problem, it is not directly related to our software expertise.

YOUR RESPONSIBILITY

The Progressive Corporation's leadership and full-time commitment of adequate resources will be the key ingredient in successful implementation of the JDE software. The Progressive Corporation's responsibility is to gain a sufficient understanding of the JDE software, to successfully manage and execute the implementation project.

It is our understanding the Progressive Corporation is assuming full project management responsibility under the leadership of John A. Smith, Vice President. You have formed a project team, led on a full-time basis by Able Baker, Assistant Controller. We understand that the team consists of four other full-time Progressive Corporation personnel, including two from the information processing group and two from accounting.

Success or failure of the project, then, is dependent upon leadership of this project team: they will provide most of the decision making, direction, and effort required to implement the J.D. Edwards software. Our consultants will work with this team to transfer our knowledge under their direction.

PROJECT PLAN AND APPROACH

Using the standard J.D. Edwards work programs for general accounting, accounts receivable, and accounts payable, a tentative work program for your project was agreed upon with your project team, using the conference room pilot approach. Major milestones in this work program are as follows:

       1. Classroom Project Team Training
       2. Requirement Analysis and Set-up Recommendation
       3. Conference Room Pilot
       4. Project Review and Scope Redefinition
       5. Data Conversion
       6. Implementation and Testing

Working with your project team, a tentative schedule was determined which would complete the initial training in one month, and the conference room pilot within two months after the start of the project. Further implementation would then take approximately four to five months, depending upon the outcome of the conference room pilot.

This schedule assumes that the software will be installed without program modifications. If program modifications are determined as a result of the conference room pilot, this schedule may be further extended.

- --------------------------------------------------------------------------------
Rev. 3/92                                                                IM A-5

                                    EXHIBIT 2

The tentative work program developed and agreed to with your project team is attached. Most of the later steps in the work program (after completion of the conference room pilot) do not require as much detail. These will be filled in as a result of what the team learns in the conference room pilot. At that point it will be necessary to reestablish the remaining effort.


J.D. EDWARDS STAFFING

As noted in our J.D. Edwards service philosophy, we will provide you with the consulting assistance you need to complete your project, on a coaching basis, with your personnel providing the majority of the day-to-day coordination, so that our personnel are on your job only at planned times or as needed by your project team.

Jim Johnson, a regional consulting manager, has overall responsibility for your account. We have assigned Julie Anderson, Consulting Manager, to your account. She will coordinate all of the day-to-day work of J.D. Edwards consultants. A J.D. Edwards core systems specialist has been assigned to help analyze your requirements and develop a pilot plan. We also plan to assign one J.D. Edwards staff consultant to your account four days a week for 5 weeks to coach your project team through set-up in preparation for the pilot along with a J.D. Edwards specialist for the equivalent of 2 days per week. The J.D. Edwards staff consultant will then be assigned to your account full time for the two weeks scheduled to execute the conference pilot. A JDE programmer and specialist have also been assigned for three days each during the pilot execution.

Estimate of Time and Fees

Based upon the tentative work program, we estimate that we will provide you with consulting services through the completion of your conference room pilot for a period of approximately two months. If elapsed time were to be greater than two months, you would be advised by both your project manager and our consulting manager, as soon as we were in a position to anticipate delays.

Our charges will be based upon our regular published rates in effect at the time the service is rendered. We estimate that the fees for our involvement in this phase of the implementation of the J.D. Edwards application systems noted above will range between $30,000 and $40,000 plus training (estimated at $15,000), travel time, and out-of-pocket expenses. We will bill you monthly for services rendered at our regular daily rates, which are due upon receipt.

We have assisted your project team in making preliminary estimates based upon our knowledge of the software, our understanding of your project team's knowledge of your company's environment and their time committed to the project. Many factors can account for changes in the time and cost of installing
J.D. Edwards systems, which could lengthen the project and, therefore, require more consulting services from J.D. Edwards than originally estimated. These factors can include changes in the information needs, inaccurate descriptions of existing data, and others. After the analysis of your system requirements and after the conference room pilot is completed, we will meet with you and the project team to discuss any proposed changes before proceeding. Another letter will be developed to cover our support for the remainder of the implementation project.


- --------------------------------------------------------------------------------

IM  A-6                                                                Rev. 3/92

                                    EXHIBIT 2



Out-of-pocket expenses will be reimbursed in accordance with standard J.D. Edwards policy. If our consultants spend less than a full day on your account, or if they are required to travel out-of-town, we bill for travel time on an hourly basis at the standard travel rate, currently $50 per hour.

This arrangement is supplementary to, but does not replace, your software license with your company.

Sincerely,






J.D. Edwards & Company




BY:___________________________   BY:__________________________________

   Regional Consulting Manager                Sales Manager



Approved:






BY:________________________________

         Authorized Executive

         Progressive Corporation


- --------------------------------------------------------------------------------

Rev. 3/92                                                               IM A-7

                            SOFTWARE UPDATE AGREEMENT
J.D.EDWARDS                                               8055 E. Tufts Avenue
                                                          Denver, Colorado 80237



CUSTOMER             SIMMONS COMPANY                               A/B#2026418
ADDRESS              ONE CONCOURSE PARKWAY, N.E., SUITE 600
                     ATLANTA, GEORGIA 30328-5369


SOFTWARE UPDATES PROVISION - J.D. Edwards & Company ("JDE") provides to Customer, Customer is a ________________________________/ / corporation
/ / _______________________; and Customer accepts, subject to the terms and conditions of this Software Update Agreement ("Agreement"), the Response Line/Software Updates Services indicated below:

DESIGNATED PROCESSOR: IBM AS/400TM MODEL:                  250 USERS
                                         -----------------

RE: SOFTWARE LICENSE AGREEMENT DATED:
                                     ---------------------

LICENSED PRODUCTS: The Licensed Products shall be defined as all of and only the Licensed Products under the Software License Agreement and its Attachments and Addenda for which JDE has expressly agreed to offer a warranty that the Licensed Products will perform substantially in accordance with the JDE published specifications.

Start Date:  Upon Expiration of the Warranty Period
             --------------------------------------

PERIOD OF COVERAGE: One (1) year(s) plus initial pro-rated partial year if checked / /. The period of Coverage is the time during which the Response Line/Software Updates Services shall be available under this Agreement. PREMIER Maintenance, if chosen, is also available for a Period of Coverage, which is the same as the Period of Coverage for Response Line/Software Updates services unless otherwise indicated in writing. Unless canceled by either party by written notice no less than thirty (30) days prior to the end of the Period of Coverage or extended by written agreement of both parties effective no later than the end of the Period of Coverage, this Agreement and the Period of Coverage shall automatically extend for one (1) year at the then current prices.

           Reinitiation Charge  . . . . . . . . . . .  $
                                                        --------------

           Software Update Fee  . . . . . . . . . . .  $    161,959.50
                                                        --------------

           PREMIER Maintenance Fee: . . . . . . . . .  $
           ------------------------                    ---------------

           Updates Total: . . . . . . . . . . . . . .  $    161,959.50
                                                        --------------

           Tax:(or Exemption Number)  . . . . . . . .  $
                                                        --------------

                    TOTAL:  . . . . . . . . . . . . .  $    161,959.50
                                                        --------------

This Agreement, including its Terms and Conditions, is the complete and entire understanding of the parties unless otherwise stated hereon. THIS AGREEMENT SHALL NOT BE EFFECTIVE UNTIL EXECUTED BY CUSTOMER AND ACCEPTED BY AN AUTHORIZED REPRESENTATIVE OF JDE AT ITS PRINCIPAL PLACE OF BUSINESS.


Accepted by J.D. Edwards & Company        By execution, signer certifies that
and effective as of                       signer is authorized to execute
___________________________, 19___        this Agreement on behalf of Customer

J.D. EDWARDS & COMPANY                    CUSTOMER

By                                        By   /s/ J.C. DAIKER
  ___________________________________       ______________________________
  (Authorized Signature)                    (Authorized Signature)

                                               /s/ J. C. DAIKER
  ___________________________________       ______________________________
  (Print or Type Name)                      (Print or Type Name)

                                            EXECUTIVE V.P. - C.F.O.
  ___________________________________       _____________________________
  (Title)                                   (Title)

/ /  JDE Initials                                     / / Customer Initials

J.D.EDWARDS LOGO                                        8055 E. Tufts Avenue
                                                        Denver, Colorado 80237

                         MUTUAL NONDISCLOSURE AGREEMENT

This Mutual Nondisclosure Agreement ("Agreement") is made by and between J.D. Edwards & Company ("JDE"), a Colorado corporation and SIMMONS COMPANY,
("          "), a           having a place of business at
  ----------      ---------
ONE CONCOURSE PARKWAY, N.E., Suite 600,
ATLANTA, GEORGIA 30328-5369.


To further the business relationship between the parties, it is necessary and desirable that each party to this Agreement may furnish the other party to this Agreement with certain proprietary information. The party disclosing such proprietary information shall be the "Discloser", and the party receiving such information shall be the "Recipient", but either of the parties may be "Company". Such proprietary information will be designated as confidential information, when presented in printed, written, graphic or photographic or other tangible form marked as "Confidential", "Proprietary" or "Company Private" by the Discloser, and, when presented in oral form, recorded as written minutes or notes of such oral presentations, which minutes or notes must be marked (such tangible materials and oral presentations so minuted shall be "Confidential Information"). In consideration of each party to this Agreement receiving the other's Confidential Information, each party agrees, by its signature below, to use such Confidential Information only as agreed herein unless otherwise agreed to in a written instrument signed by both parties.


1. Recipient will use the same care and discretion to avoid disclosure, publication or dissemination of Confidential Information as it uses with its own similar confidential information that it does not wish to disclose, publish or disseminate. The Confidential Information, including any TRADE SECRET, CONFIDENTIAL AND PROPRIETARY information contained therein is not to be disclosed to any persons other than the employees; and consultants or agents of the Recipients (if any), who have a need to know and who have also executed a nondisclosure agreement, substantially in the form of this Agreement. An original of such executed nondisclosure agreement shall be supplied to either party to this Agreement upon request.


2. Recipient shall not use Confidential Information in any manner, nor use it to the benefit of anyone but Discloser, nor circulate it within its own organization or otherwise, except to the extent necessary for negotiations, discussions and consultations with personnel or authorized representatives of Discloser or for any purpose Discloser may authorize in writing.


3. The obligations of Recipient with respect to any particular portion of Confidential Information shall terminate or shall not attach, as the case may be, when any of the following occurs: (a) It was in the public domain at the time of Discloser's communication thereof to Recipient. (b) It entered the public domain through no fault of Recipient subsequent to the time of Discloser's communication thereof to Recipient. (c) It was in Recipient's possession free of any obligation of confidence at the time of Discloser's communication thereof to Recipient. (d) It was independently developed by Recipient. (e) Its disclosure is required by court or government order and Discloser has been given notice of such order.


4. All materials furnished by Discloser or Recipient, which are designated in writing to be the property of Discloser, or which are or contain Confidential information, shall remain the property of Discloser and shall be returned to Discloser promptly at its request with all copies made thereof.


5. This Agreement shall govern disclosures and all communications between Discloser and Recipient relating to its subject matter that are made during the period from the date of this Agreement to the earlier of the date on which either party receives from the other party written notice that subsequent disclosures shall not be so governed, or for a period of two (2) years following the earlier of the last act of disclosure hereunder or the termination of this Agreement.


6. Neither this Agreement nor any disclosure of Discloser's Confidential Information grants the Recipient any license or rights to any trade secrets or under any patents or copyrights.


7. Upon written notice to Discloser, Recipient may designate an individual as its coordinator for the receipt, on its behalf, of all Confidential Information pursuant to this Agreement. Recipient may change its designated coordinator upon written notice to Discloser.


8. Discloser understands that Recipient may currently or in the future be developing information internally, or receiving information from other parties, that may be similar to Discloser's information. Accordingly, nothing to this Agreement shall be construed as a representation or inference that Recipient will not independently develop products, for itself or for others, that compete with the products or systems contemplated by Discloser's information.

9. Neither party shall publicly announce or disclose the existence of this Agreement or its terms and conditions, or advertise or release any publicity regarding this Agreement, without the prior written consent of the other party. This provision shall survive the termination of this Agreement.


10. Recipient agrees that it will not knowingly (1) export or re-export, directly or indirectly, any technical data (as defined by the U.S. Export Administration regulations) received under this Agreement to, (2) disclose such technical data for use in, or (3) export or re-export, directly or indirectly, as any direct product of such technical data to, any destination to which such export or re-export is restricted or prohibited by U.S. law, without obtaining prior authorization from the U.S. Department of Commerce. This provision shall survive termination or cancellation of this Agreement.


11. DISCLOSER PROVIDES CONFIDENTIAL INFORMATION ON AN "AS IS" BASIS. Discloser will not be liable for any damages arising out of use of Confidential Information. Disclosure of Confidential Information containing business plans is for planning purposes only. Discloser may change or cancel its plans at any time. Therefore, use of Confidential Information is at Recipient's own risk.


12. This Agreement shall be construed in accordance with the laws of the State of Colorado. The parties agree that a breach of the confidentiality obligations by Recipient shall cause immediate and irreparable monetary damage to Discloser and shall entitle Discloser to seek injunctive relief in addition to all other remedies.

This Agreement is the complete and entire understanding of the parties with respect to its subject matter. THIS AGREEMENT SHALL NOT BE EFFECTIVE UNTIL EXECUTED BY BOTH PARTIES; JDE's EXECUTION IS VALID ONLY IF MADE BY AN AUTHORIZED REPRESENTATIVE OF JDE AT ITS PRINCIPAL PLACE OF BUSINESS.

Accepted by J.D. Edwards & Company        By execution, signer certifies that
and effective as of                       signer is duly authorized to execute
___________________________, 19___        this Agreement on behalf of Customer

J.D. EDWARDS & COMPANY                    CUSTOMER

By                                        By /s/ J. C. DAIKER
  ________________________________          ______________________________
  (Authorized Signature)                    (Authorized Signature)

                                             /s/ J. C. DAIKER
  ________________________________          ______________________________
  (Print or Type Name)                      (Print or Type Name)

                                            EXECUTIVE V.P. - C.F.O.
  _________________________________         _____________________________
  (Title)                                   (Title)

J.D.EDWARDS LOGO                                        8055 E. Tufts Avenue
                                                        Denver, Colorado 80237


                   ADDENDUM TO MUTUAL NONDISCLOSURE AGREEMENT


CUSTOMER                SIMMONS CORPORATION
ADDRESS                 One Concourse Parkway, N.E. Suite 600
                        Atlanta, Georgia 30328-5369


This Addendum is made by and between J.D. Edwards & Company ("JDE"), and Customer in consideration of their mutual promises and subject to its Terms and Conditions.


This Addendum amends the MUTUAL NONDISCLOSURE AGREEMENT, ("Agreement"), by and between JDE and Customer by its Terms and Conditions.


The first (unnumbered) paragraph is amended by the addition of the following language at the end of the third sentence thereof: "provided, however, that the types of information contained on Exhibit I attached hereto shall be considered Confidential Information of Simmons Company, without need of such marking."


THIS ADDENDUM, INCLUDING THE AGREEMENT OF WHICH IT IS A PART, IS A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, WHICH SUPERSEDES ALL PRIOR OR CONCURRENT PROPOSALS AND UNDERSTANDINGS, WHETHER ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS ADDENDUM AND THE AGREEMENT. Notwithstanding anything to the contrary in the Agreement, in the event of a conflict between the terms and conditions of this Addendum and those contained within the Agreement, the terms and conditions of this Addendum shall prevail. All other terms and conditions remain unchanged and are ratified hereby.


THIS ADDENDUM SHALL NOT BE EFFECTIVE UNTIL EXECUTED BY CUSTOMER AND ACCEPTED BY AN AUTHORIZED REPRESENTATIVE OF JDE AT ITS PRINCIPAL PLACE OF BUSINESS.


Accepted by J.D. Edwards & Company             By execution, signer certifies
and effective as of                            that signer is duly authorized to
                                               execute this Agreement on behalf
_____________________________, 19____.         of Customer.



J.D. EDWARDS & COMPANY                         CUSTOMER

                                               /s/ J.C. DAIKER
_____________________________________          _________________________________
(Authorized Signature)                          (Authorized Signature)

                                               /s/ J. C. DAIKER
_____________________________________          _________________________________
(Printed Name)                                  (Printed Name)

                                               EXECUTIVE V.P. - C.F.O.
_____________________________________          _________________________________
(Title)                                        (Title)

JDEdwards'                                                       E. Tufts Avenue
                                                                  Colorado 80237

                      ADDENDUM TO SOFTWARE UPDATE AGREEMENT

CUSTOMER        SIMMONS COMPANY
ADDRESS         ONE CONCOURSE PARKWAY, N.E., SUITE 600
                ATLANTA, GEORGIA 30328-5369

This Addendum is made by and between J.D. Edwards & Company ("JDE"), and Customer in consideration of their mutual promises and subject to its Terms and Conditions.

This Addendum amends the Software Update Agreement, ("Agreement"), by and between JDE and Customer by its Terms and Conditions.

Section 6. PAYMENT.  Subsection  (A) is amended by the addition of the
           -------
following:

"For a period of four (4) years from the execution of the Agreement, JDE agrees to limit the increase on the total annual fee charged to Customer for Software Updates on the currently Licensed Products, and/or JDE Software Applications that would be licensed by Customer under this Agreement, to the lesser of ten percent (10%) or the national rate of inflation for the preceding twelve (12) consecutive month period as measured by the United States Bureau of Labor Statistics for the National Consumer Price Index."

Section 8. ARBITRATION, is amended in accordance with Section 8. ARBITRATION, of
           -----------                                           -----------
the Addendum to the Software License Agreement.


Section 9. TERMINATION, is amended in accordance with Section 9. TERMINATION, of
           -----------                                           ------------
the Addendum to the Software License Agreement.


Section 10. LIMITED LIABILITY, is deleted and amended in accordance with
            -----------------
Section 10 INDEMNIFICATION and Section 10.1 LIMITED LIABILITY of the Addendum
           ---------------                  -----------------
to the Software License Agreement.


Section 11. GENERAL is deleted and amended in accordance with Section 11.
            -------
GENERAL of the Addendum to the Software License Agreement.
- -------

THIS ADDENDUM, INCLUDING THE AGREEMENT OF WHICH IT IS A PART, IS A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, WHICH SUPERSEDES ALL PRIOR OR CONCURRENT PROPOSALS AND UNDERSTANDINGS, WHETHER ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS ADDENDUM AND THE AGREEMENT. Notwithstanding anything to the contrary in the Agreement, in the event of a conflict between the terms and conditions of this Addendum and those contained within the Agreement, the terms and conditions of this Addendum shall prevail. All other terms and conditions remain unchanged and are ratified hereby.

THIS ADDENDUM SHALL NOT BE EFFECTIVE UNTIL EXECUTED BY CUSTOMER AND ACCEPTED BY AN AUTHORIZED REPRESENTATIVE OF JDE AT ITS PRINCIPAL PLACE OF BUSINESS.

Accepted by J.D. Edwards & Company      By execution, signer certifies that
and effective as of                     signer is duly authorized to execute
                                        this Agreement on behalf of Customer.
___________________________,19____.


J.D. EDWARDS & COMPANY                  CUSTOMER

                                        /s/ J.C. DAIKER
__________________________________      _____________________________________
(Authorized Signature)                  (Authorized Signature)

                                        /s/ J. C. DAIKER
__________________________________      _____________________________________
(Printed Name)                          (Printed Name)

                                          EXECUTIVE V.P. - C.F.O.
__________________________________      _____________________________________
(Title)                                 (Title)

                 EXHIBIT 1 TO THE MUTUAL NONDISCLOSURE AGREEMENT

The following information in any form (whether information of or concerning Simmons Company or a subsidiary of Simmons Company) shall be considered confidential, whether or not designated "confidential" or "proprietary".

o     Products Manufactured by Simmons Company

o     Processes used by Simmons Company

o     Apparatus and maintenance of said apparatus of Simmons Company

o     Research of Simmons Company

o     Research programs of Simmons Company

o     Computer Software of Simmons Company

o     Manufacturing Techniques of Simmons Company

o     Manufacturing processes of Simmons Company

o     Program files of Simmons Company

o     Developments for experimental work by Simmons Company

o     Flow Charts of Simmons Company

o     Drawings of Simmons Company

o     Techniques of Simmons Company

o     Source and executable code of Simmons Company

o     Standards of Simmons Company

o     Specifications of Simmons Company

o     Improvements of Simmons Company

o     Inventions of Simmons Company

o     Customer lists of Simmons Company

o     Sales Plans and sales and marketing information of Simmons Company